Exhibit 99.2 1Q19 Earnings Presentation April 25, 2019

Forward Looking Statements The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: due diligence issues or other matters prevent the expected sale and leaseback of three branch properties or expenses that reduce the additional pre-tax net gain expected to be recognized in the second quarter of 2019; developments in the DC Solar bankruptcy and federal investigations that could require the recognition of additional tax provision charges related to uncertain tax liability positions; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; weakness or a decline in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; the inability to grow customer deposits to keep pace with loan growth; an increase in our allowance for credit losses due to higher than expected loan losses within one or more segments of our loan portfolio; less than expected cost savings from Valley's branch transformation strategy and cost reduction plans; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under Valley's branch transformation strategy; cyber-attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the OCC, the FRB, the CFPB and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; damage verdicts or settlements or restrictions related to existing or potential litigations arising from claims of breach of fiduciary responsibility, negligence, fraud, contractual claims, environmental laws, patent or trade mark infringement, employment related claims, and other matters; changes in accounting policies or accounting standards, including the new authoritative accounting guidance (known as the current expected credit loss (CECL) model) which may increase the required level of our allowance for credit losses after adoption on January 1, 2020; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Executing on Stated Goals 3 Focused on 3 core principles to enhance shareholder returns over the long-term 1 Growth Profile Greater Efficiency Revenue Diversification 3 (Annual Loan Growth) 2 (Efficiency Ratio) 3 (Non-interest income/Operating Revenue) 13.5% 33.0% 65.96% 63.46% 58.93% 57.90% 6.2% 54.79% 5.3% 5.2% 4.1% 14.5% 13.5% 14.5% 13.3% -0.4% 11.8% 45.29% 2017 2018 1Q19 2017 2018 1Q19 2017 2018 1Q19 2017 Adj. 2018 Adj. 1Q19 Adj. 2017 2018 1Q19 2017 Adj.2018 Adj.1Q19 Adj. Valley Valley Valley Industry Industry Industry Reported Reported Reported Reported Reported Reported We continue to implement strategic initiatives aimed at improving overall profitability Our Branch Transformation efforts are beginning to aid in the gathering of core deposits, new account generation, and lower operating costs Valley’s technology roadmap is helping to eliminate many legacy operating procedures Revamping of our compensation structure has created even greater alignment with performance and shareholder returns 1Industry loan growth as reported by the Board of Governors of the Federal Reserve System, Loans and Leases in Bank Credit, All Commercial Banks (TOTLLNSA). 2Loan growth adjusted for acquisitions. 3Please refer to the Non-GAAP Disclosure Reconciliation on pages 11 & 12

1Q 2019 Highlights 4 Reported Adjusted1 1Q19 4Q18 1Q18 1Q19 4Q18 1Q18 Return on 1.40% 0.98% 0.57% 0.93% 0.93% 0.84% Average Assets Efficiency Ratio 45.29% 59.87% 72.44% 54.79% 56.68% 60.03% Diluted Earnings Per $0.33 $0.22 $0.12 $0.22 $0.21 $0.18 Share Year-over-year quarterly adjusted earnings per share growth of 22% Annualized linked quarter net loan growth of 6.2% Annualized linked quarter core deposit growth of 8.8% Linked quarter adjusted Efficiency Ratio improvement of 189 basis points 1Please refer to the Non-GAAP Disclosure Reconciliation on pages 11 & 12

Revenues 5 1 Net Interest Income and Margin Adjusted Non-Interest Income Trends ($mil) $33.0 Quarterly year-over-year NII growth of 5.2%. Gain-on-Sale of $29.6 $29.2 Loans 6.4 2.4 4.6 Service Charges 6.3 7.3 $223.4 $219.9 5.9 $209.1 2.5 Loan Servicing Fees 2.2 2.4 6.7 7.1 5.4 Trust, Investment & Insurance 1.7 1Q18 4Q18 1Q19 1.9 1.8 NII ($mil) BOLI All metrics are represented on full tax equivalent basis 10.0 8.2 9.0 2 Other Net Interest Margin affected partially by day count 1Q18 4Q18 1Q19 3.11% 3.12% 3.10% Recorded a $78.5 million pre-tax gain associated with tranche 3.05% one of sale lease-back transaction (represents approx. 96% 3.09% 3.10% 3.08% of total) 2.98% Mortgage gain-on-sale income increased by $2.2 million on a linked quarter basis, driven primarily by more favorable secondary market conditions 2Q18 3Q18 4Q18 1Q19 Reported NIM (FTE) "Adjusted" NIM 1Refer to Non-GAAP disclosures reconciliation on pages 11 & 12. 2Other Income includes income from swap fees, credit card fees, net gains and losses from sales of assets and securities, FDIC loss-share income/expense (change in FDIC receivable) and other additional sources.

Noninterest Expense 6 5 Quarter Operating Expense Trends ($ in millions) Efficiency Ratio (%)1 173.8 151.7 153.7 149.9 147.8 59.9 < 51.0 56.7 2 54.8 144.5 142.2 143.3 142.6 135.8 45.3 1Q18 2Q18 3Q18 4Q18 1Q19 4Q18 1Q19 4Q18 1Q19 2020 Goal Reported Reported Adjusted Adjusted Reported Expenses Adjusted 1 1Q19 Adjusted Operating Expenses ($, in millions)1 Linked quarter decline in adjusted expenses Other notable items in 1Q19 driven by lower salaries (ex-severance) and decline in FDIC expense $135.8 We realized approximately $4.8 million in pre- $4.8 tax severance charges related to previously $1.7 Mortgage Commissions announced corporate restructuring $7.2 We have achieved most of LIFT related expense saves through 1Q19 Adjusted Expenses Amortization of tax credits Severance 1Refer to the appendix on pages 11 & 12 regarding non-GAAP financial measures.

Loans & Loan Growth 7 1 1 Loan Portfolio by Product (1Q19) Linked-Quarter Annualized Loan Trends Res. Mortgage, 16.0% C&I, 17.7% Auto 8.4% Home Equity -3.1% Res. Mortgage -3.9% Consumer, Multi-family, 10.7% 15.1% $25.4 Construction -9.3% bil Non-Owner Occupied CRE 9.3% Construction, 5.7% Owner-Occupied CRE 10.5% Multi-family Owner Occupied CRE, Non-owner Occupied CRE, 4.6% 11.4% 23.3% C&I 15.4% New loan originations ($ bil) and Yield (%) Strong Performance and Outlook $1.6 4.95% $1.6 4.91% 1Q2019 annualized loan growth of 4.69% $1.5 6.2%, net of residential mortgage sales (or 9.3% before sales) 4.67% We remain confident in our ability $1.2 to execute on our previous guidance range of 6-8% loan growth for the full-year Q2 2018 Q3 2018 Q4 2018 Q1 2019 Origination Volume (Gross) Yield 1Loan classifications according to call report schedule which may not correspond to classification outlined in earnings release.

Deposits & Funding 8 Recent Deposit Trend ($ in billions)1 Funding Composition 3/31/19 1 $455 mil Non-interest bearing $6.4 Time +$44 mil $1.4 7.1 7.1 Savings, NOW & MMA $1.2 Noninterest Bearing Time 6.2 6.4 +176 mil $1.7 $29 bil Short-term FHLB Savings, Now & $11.4 11.2 11.4 MMA +$234 mil $7.1 Long-term FHLB 4Q2018 1Q2019 Other New Commercial & Consumer Deposit Trends ($mil) Funding Trends for 1Q19 $1,000 2.14% 2.03% Loan-to-deposit ratio at 3/31/2019 of 102% $750 1.52% 1.35% 1.96% Annualized linked quarter growth in core $500 deposits of 8.8% $250 0.44% Brokered deposits at 8% of total deposits 0.27% 0.73% 0.72% 0.73% remained comparable to previous quarter $0 FHLB advances (ST & LT) declined $209mil 1Q18 2Q18 3Q18 4Q18 1Q19 Commercial Origination Core Retail Origination linked quarter Commercial Rate Core Consumer Rate 1Sums may be inconsistent due to the effects of rounding.

Asset Quality 9 NCOs/Avg. Loans1 Nonaccruals/Loans2 0.08% 0.37% 0.02% 0.35% 0.27% -0.02% 1Q18 4Q18 1Q19 1Q18 4Q18 1Q19 Taxi Medallion Update Taxi Medallion 12/31/18 3/31/19 Quarterly net charge-offs of $5.3 million Related Reserves as a % of Total 24.74% 23.33% partially driven by Medallion related credits, Exposure one legacy C&I loan and uptick in consumer Total Exposure $130 mil $127 mil Allowance for loan losses increased modestly quarter over quarter to 0.63% of total loans Medallions as a % of Total Loans 0.52% 0.50% 1Represents annualized net charge-offs as a percentage of average loans for the period indicated; 2Represents nonaccrual loans as a percentage of total outstanding loans as the period indicated.

Targets & Outlook 10 2019 Full-year loan growth • We are targeting net loan growth in the range of 6% to 8% (unchanged) 2019 Net Interest Income • We anticipate net interest income growth of approximately 5% to 7% (unchanged) 2019 Adjusted Efficiency Ratio • We expect to achieve an adjusted efficiency ratio below 55% (unchanged) Tax Rate Update • We expect the tax rate for the remainder of the year to be in the range (new) of 25.5%-27.5%

Non-GAAP Disclosure Reconciliation 11 Three Months Ended March 31, December 31, March 31, ($ in thousands, except for share data) 2019 2018 2018 Adjusted net income available to common shareholders: Net income, as reported $113,330 $77,102 $41,965 Less: Gain on sale leaseback transactions (net of tax)(a) (55,707) — — Less: Gain on the sale of Visa Class B shares (net of tax) (b) — (4,677) — Add: Losses on securities transaction (net of tax) 23 1,047 548 Add: Severance expense (net of tax)(c) 3,433 1,907 — Add: Tax credit investment impairment (net of tax)(d) 1,757 — — Add: Legal expenses (litigation reserve impact only, net of tax) — — 7,520 Add: Merger related expenses (net of tax)(e) — (455) 9,688 Add: Income tax expense (benefit)(f) 12,100 (2,274) 2,000 Net income, as adjusted $74,936 $72,650 $61,721 Dividends on preferred stock 3,172 3,172 3,172 Net income available to common shareholders, as adjusted $71,764 $69,478 $58,549 (a) The gain on sale leaseback transactions is included in gains on the sales of assets within other non-interest income. (b) The gain from the sale of non-marketable securities in included within other non-interest income. (c) Severance expense is included in salary and employee benefits expense. (d) Impairment is included in the amortization of tax credit investments. (e) Merger related expenses are primarily within salary and employee benefits and other expense. (f) Income tax expense (benefit) related to reserves for uncertain tax positions in 2019 and USAB and the Tax Act in the 2018 periods. Adjusted per common share data: Net income available to common shareholders, as adjusted $71,764 $69,478 $58,549 Average number of shares outstanding 331,601,260 331,492,648 330,727,416 Basic earnings, as adjusted $0.22 $0.21 $0.18 Average number of diluted shares outstanding 332,834,466 332,856,385 332,465,527 Diluted earnings, as adjusted $0.22 $0.21 $0.18 Adjusted annualized return on average tangible shareholders' equity: Net income, as adjusted $74,936 $72,650 $61,721 Average shareholders' equity 3,394,819 3,340,411 3,289,815 Less: Average goodwill and other intangible assets 1,160,510 1,164,638 1,164,230 Average tangible shareholders' equity $2,234,309 $2,175,773 $2,125,585 Annualized return on average tangible shareholders' equity, as adjusted 13.42% 13.36% 11.61% Adjusted annualized return on average assets: Net income, as adjusted $74,936 $72,650 $61,721 Average assets $32,296,204 $31,328,729 $29,291,703 Annualized return on average assets, as adjusted 0.93% 0.93% 0.84% Adjusted annualized return on average shareholders' equity: Net income, as adjusted $74,936 $72,650 $61,721 Average shareholders' equity $3,394,819 $3,340,411 $3,289,815 Annualized return on average shareholders' equity, as adjusted 8.83% 8.70% 7.50%

SLIDE 12

Non-GAAP Disclosure Reconciliation

($ in thousands)	Three Months Ended			Years Ended	
	March 31, 2019	December 31, 2018	March 31, 2018	December 31, 2018	December 31, 2017
Annualized return on average tangible shareholders' equity:					
Net income, as reported	$113,330	$77,102	$41,965	$282,585	$188,523
Average shareholders' equity	3,394,819	3,340,411	3,289,815	3,304,531	2,471,751
Less: Average goodwill and other intangible assets	1,160,510	1,164,638	1,164,230	1,163,398	734,200
Average tangible shareholders' equity	$2,234,309	$2,175,773	$2,125,585	$2,141,133	$1,737,551
Annualized return on average tangible shareholders' equity	20.29%	14.17%	7.90%	13.20%	10.85%
Adjusted efficiency ratio:					
Non-interest expense, as reported	$147,795	$153,712	$173,752	$629,061	$509,073
Less: Severance expense (pre-tax)	4,838	2,662	—	2,662	—
Less: LIFT program expense (pre-tax)	—	—	—	—	9,875
Less: Legal expenses (litigation reserve impact only, pre-tax)	—	—	10,500	12,184	—
Less: Merger-related expenses (pre-tax)	—	(635)	13,528	17,445	2,620
Less: Amortization of tax credit investments (pre-tax)	7,173	9,044	5,274	24,200	41,747
Non-interest expense, as adjusted	$135,784	$142,641	$144,450	$572,570	$454,831
Net interest income	218,648	222,053	207,598	857,203	660,047
Non-interest income, as reported	107,673	34,694	32,251	134,052	111,706
Add: Losses on securities transactions, net (pre-tax)	32	1,462	765	2,342	20
Add: Branch related asset impairment (pre-tax)	—	—	—	1,821	—
Less: Gain on sale leaseback transaction (pre-tax)	78,505	—	—	—	—
Less: Gain on Sale of Visa Class B shares (pre-tax)	—	6,530	—	6,530	—
Non-interest income, as adjusted	$29,200	$29,626	$33,016	$131,685	$111,726
Gross operating income, as adjusted	$247,848	$251,679	$240,614	$988,888	$771,773
Efficiency ratio, as adjusted	54.79%	56.68%	60.03%	57.90%	58.93%

($ in thousands, except for share data)	As of				
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Tangible book value per common share:					
Common shares outstanding	331,732,636	331,431,217	331,501,424	331,454,025	331,189,859
Shareholders' equity	$3,444,879	$3,350,454	$3,302,936	$3,277,312	$3,245,003
Less: Preferred stock	209,691	209,691	209,691	209,691	209,691
Less: Goodwill and other intangible assets	1,158,245	1,161,655	1,166,481	1,162,858	1,165,379
Tangible common shareholders' equity	$2,076,943	$1,979,108	$1,926,764	$1,904,763	$1,869,933
Tangible book value per common share	$6.26	$5.97	$5.81	$5.75	$5.65
Tangible common equity to tangible assets:					
Tangible common shareholders' equity	$2,076,943	$1,979,108	$1,926,764	$1,904,763	$1,869,933
Total assets	32,476,991	31,863,088	30,881,948	30,182,979	29,464,357
Less: Goodwill and other intangible assets	1,158,245	1,161,655	1,166,481	1,162,858	1,165,379
Tangible assets	$31,318,746	$30,701,433	$29,715,467	$29,020,121	$28,298,978
Tangible common equity to tangible assets	6.63%	6.45%	6.48%	6.56%	6.61%

For More Information 13 . Log onto our website: www.valley.com . Email requests to: rkraemer@valley.com . Call Rick Kraemer in Investor Relations, at: (973) 686-4817 . Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Rick Kraemer, FSVP – Director, Corporate Finance  Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC